Exhibit 10.3

AMENDMENT TO NEXT GROUP HOLDINGS, INC.

CONVERTIBLE NOTE REDEMPTION AND LOCK-UP AGREEMENT

THIS AMENDMENT #3 TO THE CONVERTIBLE NOTE REDEMPTION AGREEMENT (“Agreement”) originally entered into as of March 23, 2017 (the “Original Agreement”) is made as of September 18, 2017, (the “Effective Date”) by and between Next Group Holdings, Inc., a Florida corporation (the “Company”) and Quarum Holdings LLC, a New York Limited Liability Company (“Creditor”).

WHEREAS , the parties desire to amend the Original Agreement to read as set forth below

THEREFORE , the parties agree as follows:

1.	Section 3 of the Original Agreement is amended to read as follows: Lock-Up Period. The Creditor agrees that until the decribed dates herein below, the following terms and conditions ratify and are changed and accepted to by the Company and the Creditor effective today September 18, 2017 moving forward, it will modify all conversions under any Note, related to this amendment and original Agreement.

2.	The redemption rights in Section 2 of the Original Agreement shall be governed by this addendum .

3.	General Provisions:

a.	This Agreement shall be governed by the laws of the State of New York. This Agreement represents the entire Agreement between the parties with respect to the redemption of the Note and may only be modified or amended in writing signed by both parties.

b.	Any notice, demand or request required or permitted to be given by either the Company or the Creditor pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

c.	Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

d.	Each party agrees upon request to execute any further documents or instruments reasonably necessary to carry out the purposes or intent of this Agreement.

e.

The Creditor agrees to to the following business terms between Parties.

1)       $ ______ per month payments inclusive of ALL the current convertible note holders cumulatively paid by the Company towards said principal over 12 months.

2)       The Company shall buy 70% of all notes between the Creditor and the Company. If anything less than 12 months less than 12 -8 months then Company shall not buy 70% of all notes between The Creditor and the Company, the company shall buy 55% of all outstanding notes between the Creditor and the Company.

3)       The key here is as follow, when and if Pipe money comes in for NXGH on or before Dec-31-17 and we can pay this year the 70% than the 30% remaining will be converted at 0.05 per share.

4)       If the Company does not pay you the 70% on or before Dec-31 the floor shall be lowered down to 0.02

5)       If the company is doing reverse split then the Creditor shares, shall reserve split as well.

6)       Default status is upon if we miss 2 payments or thereafter.

7)       A monthly reconciliation shall take place after every payment. the principle amount go down and we need to reconcile month by month.

8)       Concurrence and Agreement of release of reserve of shares as discussed between the Creditor , the Company shall be memorialized and sent to the Transfer Agent of Record of the Company.

f.	The Creditor agrees to release all reserve shares with the Company Transfer agent.

IN WITNESS WHEREOF , the parties have duly executed this Agreement as of the day and the year first set forth above.

NEXT GROUP HOLDINGS, INC.		QUARUM HOLDINGS, LLC

By:	/s/ Arik Maimon	By:	/s/ Dennis Ringer
Name:	Arik Maimon	Name:	Dennis Ringer
Title:	CEO	Title:	Manager

Date:	September 18, 2017	Date:	September 18, 2017